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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 25, 2004, except for the effects of the stock split discussed in Note 1 as to which the date is July 27, 2004, relating to the consolidated financial statements and financial statement schedule of WebSideStory, Inc., which appears in the Company's Registration Statement on Form S-1, as amended (File No. 333-115916).


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Diego, California
September 28, 2004